Mercury General Corporation Announces Second Quarter Results and Declares Quarterly Dividend

LOS ANGELES, July 30, 2012 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2012:

Consolidated Highlights

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2012	2011	$	%	2012	2011	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$653,633	$636,294	$17,339	2.7	$1,311,920	$1,294,511	$17,409	1.3
Net (loss) income	$(5,264)	$57,251	$(62,515)	(109.2)	$68,092	$115,477	$(47,385)	(41.0)
Net (loss) income per diluted share (2)	$(0.10)	$1.04	$(1.14)	(109.6)	$1.24	$2.11	$(0.87)	(41.2)
Operating income (1)	$10,180	$41,804	$(31,624)	(75.6)	$49,305	$81,382	$(32,077)	(39.4)
Operating income per diluted share (1)	$0.19	$0.76	$(0.57)	(75.0)	$0.90	$1.48	$(0.58)	(39.2)
Catastrophe losses (3)	$8,000	$3,000	$5,000	166.7	$8,000	$4,000	$4,000	100.0
Combined ratio	104.5%	98.0%	—	6.5 pts	101.1%	98.1%	—	3.0 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.
(3)	Catastrophe losses in 2012 were primarily the result of wind and hail storms in the Midwest region. The amounts are rounded to the nearest million.

Net loss in the second quarter 2012 was $5.3 million ($0.10 per diluted share) compared to net income of $57.3 million ($1.04 per diluted share) for the same period in 2011. For the first six months of 2012, net income was $68.1 million ($1.24 per diluted share) compared to $115.5 million ($2.11 per diluted share) for the same period in 2011. Included in net (loss) income are net realized investment losses from the application of the fair value option, net of tax, of $16.1 million ($0.29 per diluted share) in the second quarter of 2012 compared to net realized investment gains, net of tax, of $13.4 million ($0.24 per diluted share) for the same period in 2011, and net realized investment gains, net of tax, of $16.0 million ($0.29 per diluted share) for the first six months of 2012 compared to $26.9 million ($0.49 per diluted share) for the same period in 2011. Gains, net of tax, from the sale of securities were $0.8 million and $3.0 million during the second quarter and the first six months of 2012, respectively. Operating income was $10.2 million ($0.19 per diluted share) for the second quarter of 2012 compared to $41.8 million ($0.76 per diluted share) for the same period in 2011. For the first six months of 2012, operating income was $49.3 million ($0.90 per diluted share) compared to $81.4 million ($1.48 per diluted share) for the same period in 2011. Net premiums written were $653.6 million in the second quarter of 2012, a 2.7% increase compared to the second quarter 2011 net premiums written of $636.3 million, and were $1.3 billion for the first six months of 2012, a 1.3% increase compared to the same period in 2011.

The Company's combined ratio (GAAP basis) was 104.5% in the second quarter of 2012 and 101.1% for the first six months of 2012 compared with 98.0% and 98.1% for the same periods in 2011. The Company experienced unfavorable development of approximately $23 million and $9 million on prior accident years' losses and loss adjustment expenses reserves for the three months ended June 30, 2012 and 2011, respectively, and approximately $29 million and $10 million on prior accident years' losses and loss adjustment expenses reserves for the six months ended June 30, 2012 and 2011, respectively. The unfavorable development in 2012 is largely the result of re-estimates of California bodily injury losses which have experienced higher average severities and more late reported claims (claim count development) than estimated at December 31, 2011. The Company also recognized approximately $8 million of pre-tax losses in the second quarter of 2012 as a result of wind and hail storms in the Midwest region.

Net investment income of $31.7 million (after tax, $28.0 million) in the second quarter of 2012 decreased by 12.0% compared to the same period in 2011. The investment income after-tax yield was 3.7% on average investments (fixed maturities at amortized cost, equities and short-term investments at cost) of $3.0 billion for the second quarter 2012, compared with an investment income after-tax yield of 4.3% on average investments of $3.0 billion for the same period in 2011. Net investment income for the first six months of 2012 was $63.2 million (after tax, $56.0 million), a decrease of 11.2% compared to the same period in 2011. The investment income after-tax yield was 3.7% on average investments of $3.0 billion for the first six months of 2012, compared with an investment income after-tax yield of 4.2% on average investments of $3.0 billion for the same period in 2011.

The Board of Directors declared a quarterly dividend of $0.61 per share. The dividend is to be paid on September 28, 2012 to shareholders of record on September 14, 2012.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 7, 2012. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 10107916. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in managing its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended June 30,					Six Months Ended June 30,
	Total		Per diluted share			Total		Per diluted share
	2012	2011	2012	(b)	2011	2012	2011	2012	2011
(000's except per-share amounts)
Operating income	$10,180	$41,804	$0.19		$0.76	$49,305	$81,382	$0.90	$1.48
Net realized investment (losses) gains, net of tax	(15,444)	15,447	(0.28)		0.28	18,787	34,095	0.34	0.62
Net (loss) income	$(5,264)	$57,251	$(0.10)(a)		$1.04	$68,092	$115,477	$1.24	$2.11(a)

(a)	Net income per diluted share does not sum due to rounding.
(b)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Six Months Ended June 30,
	2012	2011

Combined ratio-accident period basis	98.8%	97.3%
Effect of estimated prior periods' loss development	2.3%	0.8%
Combined ratio	101.1%	98.1%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net premiums written	$653,633	$636,294	$1,311,920	$1,294,511

Revenues:
Net premium earned	$637,247	$642,331	$1,273,059	$1,280,818
Net investment income	31,673	36,009	63,159	71,105
Net realized investment (losses) gains	(23,759)	23,764	28,904	52,454
Other	2,544	4,443	5,258	7,713
Total revenues	$647,705	$706,547	$1,370,380	$1,412,090
Expenses:
Losses and loss adjustment expenses	497,251	451,338	947,167	897,799
Policy acquisition costs	117,726	122,829	235,156	244,633
Other operating expenses	51,203	55,098	104,128	113,770
Interest	378	1,669	788	3,364
Total expenses	$666,558	$630,934	$1,287,239	$1,259,566

(Loss) income before income taxes	(18,853)	75,613	83,141	152,524
Income tax (benefit) expense	(13,589)	18,362	15,049	37,047
Net (loss) income	$(5,264)	$57,251	$68,092	$115,477

Basic average shares outstanding	54,895	54,820	54,886	54,814
Diluted average shares outstanding (a)	54,895	54,837	54,915	54,834

Basic Per Share Data
Net (loss) income	$(0.10)	$1.04	$1.24	$2.11

Net realized investment (losses) gains, net of tax	$(0.28)	$0.28	$0.34	$0.62

Diluted Per Share Data(a)
Net (loss) income	$(0.10)	$1.04	$1.24	$2.11

Net realized investment (losses) gains, net of tax	$(0.28)	$0.28	$0.34	$0.62

Operating Ratios-GAAP Basis
Loss ratio	78.0%	70.3%	74.4%	70.1%
Expense ratio	26.5%	27.7%	26.7%	28.0%
Combined ratio	104.5%	98.0%	101.1%	98.1%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$653,633	$636,294	$1,311,920	$1,294,511
Change in unearned premiums	(16,386)	6,037	(38,861)	(13,693)
Net premiums earned	$637,247	$642,331	$1,273,059	$1,280,818

Paid losses and loss adjustment expenses	$472,837	$461,754	$953,359	$951,764
Change in net loss and loss adjustment expense reserves	24,414	(10,416)	(6,192)	(53,965)
Incurred losses and loss adjustment expenses	$497,251	$451,338	$947,167	$897,799

(a)	The dilutive impact of incremental shares is excluded from loss position in accordance with GAAP.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)
	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturities trading (amortized cost $2,356,492; $2,345,620)	$2,487,637	$2,445,589
Equity securities trading (cost $459,672; $388,417)	446,167	380,388
Short-term investments (cost $179,799; $236,433)	179,326	236,444
Total investments	3,113,130	3,062,421
Cash	160,487	211,393
Receivables:
Premiums	317,438	288,799
Accrued investment income	32,828	32,541
Other	11,691	11,320
Total receivables	361,957	332,660
Deferred policy acquisition costs	179,115	171,430
Fixed assets, net	168,696	177,760
Current income taxes	21,440	—
Deferred income taxes	—	6,511
Goodwill	42,850	42,850
Other intangible assets, net	50,653	53,749
Other assets	22,105	11,232
Total assets	$4,120,433	$4,070,006

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$978,321	$985,279
Unearned premiums	882,441	843,427
Notes payable	140,000	140,000
Accounts payable and accrued expenses	100,158	94,743
Current income taxes	—	67
Deferred income taxes	1,002	—
Other liabilities	157,780	149,007
Shareholders' equity	1,860,731	1,857,483
Total liabilities and shareholders' equity	$4,120,433	$4,070,006

OTHER INFORMATION
Common stock shares outstanding	54,911	54,856
Book value per share	$33.89	$33.86
Estimated statutory surplus	$1.5 billion	$1.5 billion
Estimated premiums written to surplus ratio	1.8	1.7
Debt to total capital ratio	7.0%	7.0%
Portfolio duration (including all short-term instruments)(a)	3.4 years	3.3 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,241	1,236
Homeowners PIF	418	394

(a)	Unaudited.

CONTACT: Theodore Stalick, VP/CFO, +1-323-937-1060